Exhibit 99.1

VeriSign Reports Fourth Quarter and Full Year 2005 Results

MOUNTAIN VIEW, CA – January 26, 2006 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the fourth quarter and year ended December 31, 2005.

Q4 2005 Financial Results

VeriSign reported total revenue of $401 million for the fourth quarter of 2005. These results include approximately $8 million of revenue related to the payment gateway business that was sold on November 18, 2005 and which is reported under discontinued operations on the income statements. A table reconciling discontinued operations revenue is appended to this release.

On a GAAP basis, VeriSign reported net income of $271 million for the fourth quarter of 2005 and earnings per share of $1.06 per fully-diluted share. These results include a one-time net gain of $252 million from the sale of the payment gateway business in Q4.

On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $94 million, earnings per share for the fourth quarter was $0.26 per diluted share. These non-GAAP results exclude the following items which are included under GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other charges, the net gain on the sale of the payment gateway business, the net gain on the sale of investments and income tax expense. These non-GAAP results include approximately $3 million of net income from discontinued operations related to the payment gateway business that was sold on November 18, 2005. A table reconciling the non-GAAP to GAAP net income reported above is appended to this release.

“Our fourth quarter results capped a solid year marked by strategic execution and strong revenue growth,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “Looking at 2006, we believe VeriSign is well-positioned to execute on our mission of enabling and protecting the world’s voice and data interactions as the tectonic shifts in communications and commerce continue.”

2005 Financial Results

For the year ended December 31, 2005, VeriSign reported total revenue of $1.66 billion, a 42% increase over 2004. These revenues include $52 million related to the payment gateway business through November 18, 2005. A table reconciling the discontinued operations revenue is appended to this release.

On a GAAP basis, VeriSign reported net income of $406 million for 2005 with earnings per share for the year of $1.54 per diluted share. On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $396 million, earnings per share for 2005 was $1.05 per diluted share. These non-GAAP results exclude the following items, which are included under GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other charges, the net gain on the sale of the payment gateway business, the net gain on the sale of investments and income tax expense. These non-GAAP results include net income from the payment gateway business for the year through November 18, 2005. A table reconciling the non-GAAP to GAAP net income reported above is appended to this release.

“2005 marked a significant year in terms of strong results, improved financial metrics, and continued investment in the future for VeriSign,” said Dana Evan, Chief Financial Officer of VeriSign. “Although the mobile content business continues to be challenging, we are pleased with the company’s performance for Q4 and 2005 particularly in terms of operating cash flow which reached a record $141 million in Q4 and $480 million for the full year.”

During the fourth quarter, VeriSign completed the sale of its payment gateway business to PayPal, an eBay company, for $370 million in cash. VeriSign will also provide eBay and PayPal with a suite of security services that includes the deployment of two-factor authentication, a security system that gives customers a one-time password or digital certificate to help protect against online identity theft. Under the three-year security technology agreement, eBay will purchase up to one million two-factor authentication tokens.

The VeriSign Naming and Directory Services (VNDS) business has changed its name to VeriSign Information Services (VIS) to highlight and address its movement into new business areas. The new name more accurately characterizes the expanded focus of the business to provide relevant, real-time information that enables intelligent network interactions. In 2005, the acquisitions of R4 Global Systems and Retail Solutions International, Inc. (RSI) broadened the business into supply chain services and the acquisitions of Moreover and Weblogs launched VeriSign into real-time publisher services.

Also during the Q4, VeriSign Communications Services (VCS) announced the launch of a new Jamster brand campaign in the United States and the United Kingdom (U.K.), that represents the first of several important steps in a global Jamba / Jamster brand roll-out strategy designed to improve the customer experience. The new campaign launched with a new Jamster logo, simplified subscription plans, improved advertising, and a redesigned Jamster Web site that promotes easier navigation for consumers. Taking the lead in providing parents with control over family usage by giving them the ability to block content downloads to specific phone numbers, VeriSign also launched the Jamster Guardian service in the U.S. and U.K. Roll-out of these programs to other countries is scheduled for this year.

On January 24, 2006, VeriSign completed its acquisition of Seattle-based CallVision, a leading provider of online call analysis applications for $30 million net of acquired cash. The acquisition will enable VeriSign’s VCS business to deliver converged electronic bill presentment, payment and customer self-care applications to mobile operators, Tier 1 carriers, broadband companies and consumer-branded MVNOs worldwide. In addition, on January 25, 2006, VeriSign completed its acquisition of Soltrus Inc., a reseller of VeriSign services based in Toronto, Canada, for approximately $11 million in cash. Neither of these transactions is expected to have a material impact to 2006 financial results.

Additional Financial Information

•	VeriSign ended the fourth quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $906 million, an increase of $107 million from the prior quarter and up $118 million year over year.

•	During Q4, VeriSign repurchased approximately 12.7 million shares of its common stock for a net purchase price of $291 million. For 2005, the company repurchased a total of 22.8 million shares for approximately $550 million in cash.

•	Cash flow from continuing operations was $141 million for the fourth quarter of 2005. For the full year 2005, cash flow from continuing operations was $480 million.

•	Deferred revenue on the balance sheet was $496 million as of December 31, 2005. The $14 million sequential growth in deferred revenue includes discontinued operations. For 2005, deferred revenue grew by $92 million or 23% year over year.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balance, was 51 days for Q4 which is consistent with Q3.

•	Capital expenditures for the fourth quarter of 2005 were approximately $67 million, bringing 2005 capital expenditures to approximately $141 million.

•	Non-GAAP operating income for Q4 was $91 million, down from $97 million in the third quarter of 2005 but up over 21% year over year.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $182 million of revenue in the fourth quarter of 2005. The results for the fourth quarter included sequential growth in both the VSS and VIS businesses and also included approximately $8 million from the payment gateway business which was sold on November 18, 2005.

•	The VeriSign Web site certificate business issued approximately 139,000 new and renewed certificates in Q4, ending the quarter with a base of more than 489,000 certificates, up from 479,000 at the end of the third quarter of 2005. Year over year the base is up over 7%.

•	The VeriSign Information Services business ended the fourth quarter with approximately 50 million active domain names in .com and .net, a net increase of approximately 3.3 million names over Q3. Year over year, active domain names were up 30%.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $219 million in the fourth quarter of 2005, down 8% from the third quarter of 2005. The Communications and Commerce group generated revenues of $105 million, down 1% sequentially, while the Content group generated revenues of $114 million, a 13% decrease over Q3 and an increase of 21% year over year.

•	VeriSign’s Communications Services Group ended Q4 with a base of approximately 7.8 million wireless billing customer subscribers, an increase of approximately 20% year over year.

•	The VCS business supported 15.9 billion database queries in Q4 2005, up 24% year over year.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the fourth quarter and annual results. The call will be accessible by direct dial at (800) 210-9006 (US) or (719) 457-2621 (international). A listen-only live webcast of the earnings conference call will also be available at www.verisign.com and www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 4947853) or (719) 457-0820 (international) beginning at 5:00 pm (PST) on January 26 and will run through February 2. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270 Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$476,826	$329,721
Short-term investments	378,006	406,784
Accounts receivable, net	271,883	192,638
Prepaid expenses and other current assets	80,079	51,299
Deferred tax assets	16,186	19,057
Current assets of discontinued operations	5,295	6,624

Total current assets	1,228,275	1,006,123

Property and equipment, net	552,296	508,363
Goodwill	1,076,488	725,427
Other intangible assets, net	221,102	243,838
Restricted cash	50,972	51,518
Long-term note receivable	26,419	39,956
Other assets, net	16,985	13,391
Long-term assets of discontinued operations	—	4,258

Total long-term assets	1,944,262	1,586,751

Total assets	$3,172,537	$2,592,874

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$555,458	$381,545
Accrued restructuring costs	7,440	11,696
Deferred revenue	368,413	297,148
Current liabilities of discontinued operations	6,822	9,206

Total current liabilities	938,133	699,595

Long-term deferred revenue	127,175	106,870
Long-term restructuring costs	10,876	19,276
Other long-term liabilities	4,995	6,815
Deferred tax liability	18,560	31,319
Long-term liabilities of discontinued operations	—	725

Total long-term liabilities	161,606	165,005

Total liabilities	1,099,739	864,600

Minority interest in subsidiaries	41,485	36,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 246,418,940 and 253,341,383 shares (excluding 28,981,444 and 6,164,017 shares held in treasury at December 31, 2005 and 2004, respectively)	246	253
Additional paid-in capital	23,205,261	23,253,111
Unearned compensation	(13,911)	(6,127)
Accumulated deficit	(21,147,368)	(21,553,829)
Accumulated other comprehensive loss	(12,915)	(1,411)

Total stockholders’ equity	2,031,313	1,691,997

Total liabilities and stockholders’ equity	$3,172,537	$2,592,874

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues	$392,114	$342,950	$1,609,494	$1,118,306

Costs and expenses:
Cost of revenues	128,609	126,990	512,225	436,016
Sales and marketing	103,198	89,914	480,543	241,747
Research and development	25,263	15,970	95,339	60,405
General and administrative	53,181	41,328	194,597	164,029
Restructuring and other charges	22,525	5,160	21,053	24,780
Amortization of intangible assets	27,742	23,317	101,638	79,440
Acquired in-process research and development	1,570	—	7,670	—

Total costs and expenses	362,088	302,679	1,413,065	1,006,417

Operating income from continuing operations	30,026	40,271	196,429	111,889

Other income, net	7,726	80,791	51,506	84,695
Minority interest in net income of subsidiaries	(1,304)	(741)	(4,702)	(2,618)

Income from continuing operations before income taxes	36,448	120,321	243,233	193,966
Income tax expense	19,670	9,075	104,655	20,365

Net income from continuing operations, net of tax	16,778	111,246	138,578	173,601
Net income from discontinued operations, net of tax	2,858	3,566	16,102	12,624
Gain on sale of discontinued operations, net of tax	251,781	—	251,781	—

Net income	$271,417	$114,812	$406,461	$186,225

Basic net income per share:
Income from continuing operations	$0.07	$0.44	$0.54	$0.69
Income from discontinued operations	$0.01	$0.01	$0.06	$0.05
Gain on sale of discontinued operations	$1.00	$—	$0.98	$—

Net income per share	$1.08	$0.45	$1.58	$0.74

Diluted net income per share:
Income from continuing operations	$0.07	$0.42	$0.53	$0.67
Income from discontinued operations	$0.01	$0.01	$0.06	$0.05
Gain on sale of discontinued operations	$0.98	$—	$0.95	$—

Net income per share	$1.06	$0.43	$1.54	$0.72

Shares used in per share computation:
Basic	252,040	254,310	257,369	250,564

Diluted	257,048	265,777	264,320	257,992

VERISIGN, INC. AND SUBSIDIARIES

GAAP BASIS TO NON-GAAP BASIS RECONCILIATION OF STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Revenue reconciliation

Revenue from continuing operations	$392,114	$342,950
Discontinued operations revenue (1)	8,465	13,036

Revenue including discontinued operations	$400,579	$355,986

(1)    For the three months ended December 31, 2005, discontinued operations revenue represents activity related to the Payments Gateway business for the period October 1, 2005 through November 18, 2005. VeriSign previously provided investors and analysts forecasts for the period that included revenue up until an estimated disposition date of the Payments business. For GAAP purposes, revenue for this and all periods is reclassified to net income from discontinued operations.

Net Income Reconciliation

Net income on a GAAP basis	$271,417	$114,812
Amortization of intangible assets	27,742	23,317
Acquired in-process research and development	1,570	—
Stock-based compensation expense	1,108	453
Litigation settlements	3,500	—
Restructuring and other charges	22,525	5,160
Gain on sale of investments and VSJ stock	(3,045)	(76,601)
Gain on sale of discontinued operations, net of tax	(251,781)	—
Income tax expense from continuing & discontinued operations	21,065	11,114

Non-GAAP income from continuing operations	94,101	78,255
Non-GAAP tax rate of 30% in lieu, net of the GAAP rate	(28,230)	(23,477)

Net income on a non-GAAP basis	$65,871	$54,778

Net Income per Share Reconciliation

Net income on a GAAP basis	$1.06	$0.43
Amortization of intangible assets	0.11	0.09
Acquired in-process research and development	0.01	—
Stock-based compensation expense	—	—
Litigation settlements	0.01	—
Restructuring and other charges	0.09	0.02
Gain on sale of investments and VSJ stock	(0.01)	(0.29)
Gain on sale of discontinued operations, net of tax	(0.98)	—
Non-GAAP tax rate of 30% in lieu, net of the GAAP rate	(0.03)	(0.04)

Net income on a non-GAAP basis	$0.26	$0.21

Shares used in calculation of net income per share	257,048	265,777

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other charges, and the net gain on the sale of the Payment Gateway business, the net gain on the sale of investments and income tax expense, as these are considered one-time events. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

GAAP BASIS TO NON-GAAP BASIS RECONCILIATION OF STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2005	2004
Revenue reconciliation

Revenue from continuing operations	$1,609,494	$1,118,306
Discontinued operations revenue (1)	51,673	48,149

Revenue including discontinued operations	$1,661,167	$1,166,455

(1)    For the three months ended December 31, 2005, discontinued operations revenue represents activity related to the Payments Gateway business for the period January 1, 2005 through November 18, 2005. VeriSign previously provided investors and analysts forecasts for the period that included revenue up until an estimated disposition date of the Payments business. For GAAP purposes, revenue for this and all periods is reclassified to net income from discontinued operations.

Net Income Reconciliation

Net income on a GAAP basis	$406,461	$186,225
Amortization of intangible assets	101,638	79,440
Acquired in-process research and development	7,670	—
Stock-based compensation expense	3,464	2,170
Litigation settlements	8,050	—
Restructuring and other charges	21,053	24,780
Gain on sale of investments and VSJ stock	(13,431)	(68,359)
Gain on sale of discontinued operations	(251,781)	—
Income tax expense from continuing & discontinued operations	112,524	27,580

Non-GAAP income from continuing operations before income taxes	395,648	251,836
Non-GAAP tax rate of 30% in lieu, net of the GAAP rate	(118,694)	(75,550)

Net income on a non-GAAP basis	$276,954	$176,286

Net Income per Share Reconciliation

Net income on a GAAP basis	$1.54	$0.72
Amortization of intangible assets	0.38	0.31
Acquired in-process research and development	0.03	—
Stock-based compensation expense	0.01	0.01
Litigation settlements	0.03	—
Restructuring and other charges	0.08	0.10
Gain on sale of investments and VSJ stock	(0.05)	(0.27)
Gain on sale of discontinued operations, net of tax	(0.95)	—
Non-GAAP tax rate of 30% in lieu, net of the GAAP rate	(0.02)	(0.19)

Net income on a non-GAAP basis	$1.05	$0.68

Shares used in calculation of net income per share	264,320	257,992

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation charges, litigation settlements, restructuring and other charges, and the net gain on the sale of the Payment Gateway business, the net gain on the sale of investments and income tax expense, as these are considered one-time events. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve Months Ended December 31
	2005	2004
Cash flow from operating activities:
Net income from continuing operations	$138,578	$173,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	88,317	85,328
Amortization of intangible assets	101,638	79,440
Acquired in-process research and development	7,670	—
Provision for doubtful accounts	1,041	689
Non-cash restructuring and other charges	22,629	19,954
Net (gain) loss on sale and impairment of investments	(11,310)	8,200
Gain on sale of VeriSign Japan stock	—	(74,925)
Minority interest in net income of subsidiary	4,702	2,618
Tax benefit associated with stock options	56,573	4,748
Deferred income taxes	(9,463)	(8,390)
Amortization of unearned compensation	6,309	3,136
Loss on disposal of property and equipment	186	—
Changes in operating assets and liabilities:
Accounts receivable	(65,490)	(65,356)
Prepaid expenses and other current assets	(25,023)	9,602
Accounts payable and accrued liabilities	81,736	44,486
Deferred revenue	82,247	66,125

Net cash provided by operating activities of continuing operations	480,340	349,256

Cash flow from investing activities of continuing operations:
Purchases of investments	(276,869)	(1,083,203)
Proceeds from maturities and sales of investments	313,845	1,067,258
Purchases of property and equipment	(137,232)	(91,628)
Proceeds from sale of VeriSign Japan stock	—	78,317
Payment received on long term note receivable	15,990	—
Cash paid for business combinations, net of cash acquired	(151,669)	(246,356)
Merger related costs	(9,665)	(7,420)
Other assets	(3,695)	(927)

Net cash used in investing activities	(249,295)	(283,959)

Cash flow from financing activities of continuing operations:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	80,583	62,426
Repurchase of common stock	(548,628)	(113,257)
Proceeds from sale of stock from consolidated subsidiary	732	850
Repayment of debt	(2,200)	(4,491)

Net cash (used in) financing activities of continuing operations	(469,513)	(54,472)

Effect of exchange rate changes	(7,186)	3,045

Net (decrease) increase in cash and cash equivalents from continuing operations	(245,654)	13,870
Cash and cash equivalents at beginning of period of continuing operations	329,721	301,593
Cash and cash equivalents at end of period of continuing operations	84,067	315,463

Discontinued operations:
Cash provided from discontinued operations	$25,537	14,258
Cash provided from sale of discontinued operations	367,222	—

Cash and cash equivalents at the end of the period	$476,826	$329,721